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                                  Exhibit 10.3




        Capital Contribution Agreement between Torchmark Holdings, Ltd.
                      and Registrant dated March 17, 1999.
















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                         CAPITAL CONTRIBUTION AGREEMENT


         THIS CAPITAL CONTRIBUTION AGREEMENT (the "Agreement") is entered into to be effective as of March 17, 1999 by and between Torchmark Holdings Limited ("Torchmark"), a Turks and Caicos Islands B.W.I. corporation, and Dicom Imaging Systems, Inc., a Nevada Corporation ("Dicom").

                                  WITNESSETH :

         WHEREAS, Torchmark has rights to certain archiving and search software (the "Software") suitable for use in dental diagnostic procedures and for other applications; and

         WHEREAS, certain of the shareholders of Dicom and Torchmark wish to enter into a shareholder voting agreement concurrently and as a condition to the execution of this Agreement; and

         WHEREAS, Torchmark and Dicom desire to enter into certain arrangements regarding the grant of a license to use the Software in the field of dental imagery to Dicom in exchange for a controlling equity interest in Dicom.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. LICENSE AGREEMENT AND STOCK ISSUANCE

         Simultaneously with the execution of this Agreement, Torchmark is granting to Dicom an exclusive, worldwide, fully paid license to Dicom of its rights to market Image Explorer (the "Product") solely in the field of dentistry, and also any software modules, plug-ins, modifications, or updates developed by Torchmark designed to enhance the functionality of the Product, which license is set forth in the License Agreement (the "License") attached hereto as Annex A. As consideration for the License, Dicom is issuing to Torchmark 950,000 fully-paid and nonassessable shares of Dicom Common Stock, par value $0.001 per share (the "Torchmark Shares"). The Torchmark Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and accordingly may not be offered or sold within the United States except in certain transactions exempt from the registration requirements of the U.S. Securities Act.





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2. CLOSING; EFFECTIVE DATE

         2.1 CLOSING. The execution of the License and issuance of the Dicom shares to Torchmark required under this Agreement shall be deemed to occur simultaneously with the execution of this Agreement at 9:00 am at the offices of Jonathan Dariyanani, Esq. The term "CLOSING" shall mean the completion of the execution of the License and transfer of the Dicom shares to Torchmark on the terms described in this Agreement, and the term "CLOSING DATE" shall mean the date of this Agreement.

         2.2 EFFECTIVE DATE. The execution of the License and issuance of the Dicom shares to Torchmark shall be deemed effective as of the commencement of business on the Closing Date (the "EFFECTIVE DATE").

3. REPRESENTATIONS AND WARRANTIES OF DICOM

Dicom represents and warrants to and agrees with Torchmark as follows:

         3.1 CAPITALIZATION. The authorized capital stock of Dicom consists of 50,000,000 shares of Dicom Common Stock, of which 1,350,000 shares are issued and outstanding as of the Closing Date and 10,000,000 shares of Dicom Preferred Stock, none of which are issued and outstanding as of the Closing Date. Schedule 3(a) correctly sets forth the identity of the Dicom shareholders and the amount of stock owned by each. All of the issued and outstanding shares of Dicom Common Stock (including the Torchmark Shares) have been duly authorized, validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof, free from all pre-emptive or other rights to acquire such shares. Dicom is not bound by any outstanding subscriptions, options, warrants, calls, commitments, or agreements of any character calling for the transfer, purchase, or issuance of any shares of its capital stock or any securities representing the right to purchase or otherwise receive any shares of its capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or undertakings to which Dicom is a party with respect to voting any such shares other than this Agreement, the Co-Sale Agreement and the Shareholder Voting Agreement executed in connection with this Agreement.

         3.2 ORGANIZATION, POWER, GOOD STANDING, ETC.; AFFILIATES AND SUBSIDIARIES. Dicom is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Dicom has all the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on the business contemplated by this Agreement. Dicom is or is capable of being duly licensed or qualified to do business and is or may be in good standing in each jurisdiction in which the nature of the business to be conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a materially adverse effect on Dicom. Dicom has previously delivered or made available to Torchmark true and correct copies, including all amendments thereto, of its Articles of Incorporation and its bylaws (the "Dicom Charter Documents") as in effect on the date hereof. There is no firm, corporation, partnership, joint venture or similar organization in which Dicom has a direct or indirect equity interest.

         3.3 ACCURATE RECORDS. The minute books of Dicom contain materially complete and accurate records of all meetings held and other corporate action taken since its date of organization, by its shareholders and Board of Directors.

         3.4 DISCLOSURE OF AGREEMENTS. Dicom has previously delivered to Torchmark true and complete copies of all agreements to which it is a party or by which its assets may be bound (i) which relate to any ownership interest by Dicom of an equity interest in any partnership, joint venture, or similar enterprise or (ii) pursuant to which Dicom may be required to transfer funds in respect of an equity interest to, make and investment in, or guarantee or assume any debt, dividend or other obligation of, any person or entity, partnership, joint venture or similar enterprise. Schedule 3(e) correctly sets forth a list of all such agreements.




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         3.5 REPORTS. Dicom has previously delivered or made available to
Torchmark an accurate and complete copy of all reports or other material communications delivered by Dicom to its stockholders since its inception and no such report or communication, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.6 LITIGATION. As of the Closing Date, there were no actions, suits, claims, inquiries, proceedings or investigations before any court, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or threatened against Dicom. Dicom is not subject to any order, judgment or decree.

         3.7 VALID AGREEMENTS; RESTRICTIVE DOCUMENTS. All transactions contemplated by and necessary to this Agreement have been authorized by all necessary corporate action on the part of Dicom. This Agreement has been duly executed and delivered on behalf of Dicom and constitutes a valid and binding obligation, enforceable against Dicom in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy and other laws of general application relating to creditors' rights or general principles of equity. Dicom is not subject to, or a party to, any mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement or compliance by Dicom with the terms, conditions and provisions of this Agreement or any other agreement entered into by Dicom in connection with the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in the breach of any provision of the Dicom Charter Documents, (ii) violate any order, judgment, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Dicom; or (iii) violate any statute, law or regulation of any jurisdiction, which violation could have a material adverse effect on Dicom.

         3.8 LIABILITIES. Dicom does not have any outstanding claims, liabilities or indebtedness of any nature whatsoever, including without limitation, claims or liabilities for any federal, state, local or foreign taxes (collectively, "Liabilities"), whether accrued, absolute or contingent, determined or undetermined, asserted or unasserted, and whether due or to become due, other than Liabilities specifically disclosed in Schedule 3(i) hereto.

         3.9 CONSENTS AND APPROVALS. No consents or approvals of or filings or registrations with any third party or public body or authority are necessary in connection with the execution and delivery by Dicom of this Agreement, the License, and the other documents executed in connection with this Agreement.

         3.10 EMPLOYEES. Except as specifically identified in this Agreement, Dicom has no employees, consultants, staff or other paid or unpaid agents whatsoever. Dicom has no outstanding or potential obligations to pay any amount to any former employee or other agent (including, but not limited to wages, salaries, vacation pay, pensions, severance pay, any direct or indirect compensation earned or accrued at the date hereof).

         3.11 TAXES AND TAX RETURNS. Dicom has timely and correctly filed all federal, state, county and local tax and other returns and reports (collectively, "Returns") required by applicable law to be filed, including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns, and has paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever shown by such Returns to be owed, or which are otherwise due and payable (hereinafter, "Taxes"). Dicom is not in default in the payment of any Taxes due or payable or any assessments received in respect thereof except for Taxes which are being contested in good faith. No assessments of Taxes against Dicom are proposed, pending or threatened.

         3.12 DISCLOSURE. Nothing in this Agreement or any Annex, certificate, document or statement in writing which has been supplied by or on behalf of Dicom, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. There is no fact which materially and adversely affects Dicom, which has not been set forth in this Agreement or in the Annexes, certificates, documents or statements in writing furnished in connection with the transactions contemplated by this Agreement.



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4. REPRESENTATIONS AND WARRANTIES OF TORCHMARK

Torchmark represents and warrants to and agrees with Dicom as follows:

         4.1 EXISTENCE AND GOOD STANDING. Torchmark is a corporation duly organized, validly existing and in good standing under the laws of Turks and Caicos and has the full corporate power and authority to own and operate its properties and to carry on its business all as, and in the places where, such properties are now owned or operated or such business is now being conducted. Torchmark is qualified to do business as a foreign corporation in each jurisdiction where such qualification is required, whether by ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on Torchmark or its obligations under this Agreement.

         4.2 VALID AGREEMENTS; RESTRICTIVE DOCUMENTS. The execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Torchmark. This Agreement has been duly executed and delivered on behalf of Torchmark and constitutes its valid and binding obligation, enforceable against Torchmark in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy and other laws of general application relating to creditors' rights or general principles of equity. Torchmark is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially and adversely affects the rights granted under the License, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by Torchmark with the terms, conditions and provisions of this Agreement or any other agreement entered into by Torchmark in connection with the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in the breach of any provision of the charter documents of Torchmark, (ii) violate or result in the breach of any of the terms of, result in a material modification of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Torchmark is a party; (iii) violate any order, judgment, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Product; or (iv) violate any statute, law or regulation of any jurisdiction, which violation could have a material adverse effect on the License.

         4.3 REQUIRED APPROVALS, NOTICES AND CONSENTS. No consent or approval of, other action by, or notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by Torchmark of this Agreement or the consummation by Torchmark of the transactions contemplated hereby, including, without limitation, the grant of the License.

         4.4 LITIGATION. As of the Closing Date, there were no actions, suits, claims, inquiries, proceedings or investigations before any court, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or threatened against Torchmark or any affiliated entity thereof. Torchmark is not subject to any order, judgment or decree. Reference is made to the litigation between various parties identified and further described in Annex C hereto (the "1997 Litigation"). Torchmark represents that the 1997 Litigation has been fully settled and that true copies of the Settlement Agreement and Mutual Release in Full are attached in Annex C hereto. Torchmark represents and warrants that no party to the 1997 Litigation has a basis in law or fact to interfere with the granting of the License to Dicom and the fulfillment of the terms of this Agreement and the terms of the License.

         4.5 DISCLOSURE. Nothing in this Agreement or any Annex, certificate, document or statement in writing which has been supplied by or on behalf of Torchmark, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Torchmark that materially and adversely affects the License which has not been set forth in this Agreement or in the Annexes, certificates, documents or statements in writing furnished in connection with the transactions contemplated by this Agreement.




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5. INDEMNIFICATION

         5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any right of either party to this Agreement fully to investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by either party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement and the Annexes or in any document or other papers delivered in connection with this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder.

         5.2 OBLIGATION OF TORCHMARK TO INDEMNIFY DICOM. Torchmark agrees to indemnify and hold harmless Dicom (and its affiliates, agents, representatives, successors and assigns) from and against any and all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, bonds, interest, penalties and reasonable attorneys' fees and disbursements) ("Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Torchmark contained in this Agreement or any Annex or Schedule hereto, or any other agreement delivered by Torchmark to Dicom in connection with this Agreement.

         5.3 OBLIGATION OF DICOM TO INDEMNIFY TORCHMARK. Dicom agrees to indemnify and hold harmless Torchmark (and its directors, managers, officers, employees, affiliates, agents, representatives, successors and assigns) from and against any and all Losses based upon, arising out of or otherwise in respect of
(i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Dicom contained in this Agreement or any Annex or Schedule hereto, or in any other agreement delivered by Dicom to Torchmark in connection with this Agreement, and (ii) any liabilities and obligations of whatever nature pertaining to Dicom arising before the Effective Date.

         5.4 NOTICE AND OPPORTUNITY TO DEFEND.

             5.4.1 NOTICE OF ASSERTED LIABILITY. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "ASSERTED LIABILITY") that may result in any Losses to which such Indemnitee is entitled to indemnification hereunder, the Indemnitee shall promptly give notice thereof (the "CLAIMS NOTICE") to any other party obligated to provide indemnification pursuant to Section 5.2 or 5.3 (the "INDEMNIFYING PARTY"), PROVIDED, HOWEVER, that the failure to promptly notify the Indemnifying Party shall not relieve him or it, as the case may be, from any liability which such Indemnifying Party may have to any Indemnitee except to the extent that such Indemnifying Party is prejudiced thereby. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Losses that have been or may be suffered by the Indemnitee.





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         5.4.2 OPPORTUNITY TO DEFEND. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel (such counsel to be reasonably satisfactory to Indemnitee(s)), any Asserted Liability relating to a third party claim or action. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 20 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so and confirm in such notice such Indemnifying Party's agreement to pay the full amount of any Losses to the Indemnitee, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, fails to aggressively defend the Asserted Liability or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability at the expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim without the prior written consent of the other; PROVIDED, HOWEVER, that consent to settlement or compromise shall not be unreasonably withheld. The Indemnitee shall have the right to participate in the defense and employ its own counsel in any case with respect to an Asserted Liability, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, (b) such Indemnifying Party shall not have promptly employed counsel as provided above, reasonably satisfactory to such Indemnitee to take charge of the defense of such action, or (c) such Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party, in any of which events such reasonable fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnitee in respect of such different or additional defenses. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. The parties hereto agree to cooperate fully with one another in the defense, compromise or settlement of any Asserted Liability.

6. MANAGEMENT AND OPERATION OF THE COMPANY

         6.1 BOARD OF DIRECTORS. At the Effective Date, the Board of Directors of Dicom will consist of five members, Wayne Rees, Todd Rees, David Gane and Stephen Winter as elaborated in the Shareholder Voting Agreement attached hereto as Annex A, which requires the parties thereto to elect directors in accordance with this Agreement.
7
         6.2 GRANT OF STOCK OPTIONS. Each director named on the Closing Date shall receive options to purchase 250,000 shares of common stock at an exercise price of $1.00 per share to vest upon the bid price of the Common Stock of Dicom as reported on Nasdaq reaching the following levels: 50,000 shares will vest when the price reaches $7.50; 50,000 shares when the price reaches $10.00; 50,000 shares when the price reaches $12.50 and 100,000 shares when the price reaches $15.00.

         6.3 CONSULTING AGREEMENTS. Dicom shall retain as consultants the services of Wayne Rees, Todd Rees, David Gane, and/or such persons as the Board of Directors of Dicom should deem desirable. Each such consultant shall enter into consulting agreements in a form to be mutually agreed upon by the parties. Each consultant retained by Dicom under this Agreement shall enter into a Non-Competition and Non-Solicitation Agreement in substantially the form as that attached hereto as Annex B.

         6.4 AGREEMENT WITH LANDMARK. Dicom shall enter into a consulting agreement with Landmark Consulting and Developing Ltd. on or before Closing Date.

7. ADDITIONAL AGREEMENTS

         7.1 EQUITY. The grant of the License is conditioned on, and subject to, Dicom raising a minimum of $1,000,000 in equity through the sale of common stock on or prior to June 1, 1999 under rule 504 of Regulation D of the Securities Act of 1933, as amended (the "Private Placement"), including sales of capital shares of Dicom which have been made prior to the date hereof. If the Private Placement has not been consummated by this date, the License shall be terminable according to its terms at the election of Torchmark.

         7.2 EXECUTION OF NON-COMPETITION AND NON-SOLICITATION AGREEMENTS. The obligations of Torchmark under this Agreement shall be subject to the execution by all consultants retained by Dicom under this Agreement of the form of Non-Competition and Non-Solicitation Agreement attached hereto as Annex B.




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8. MISCELLANEOUS

         8.1 EXPENSES. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

         8.2 CONFIDENTIAL INFORMATION. In the course of a party's preparation for and performance of this Agreement, it may disclose to the other party nonpublic proprietary information or trade secrets, including, without limitation, software programs, designs, specifications, protocols, schedules, competition analyses, price or cost data, supplier information, customer information, and the like (collectively, "Confidential Information"). All information identified as being "confidential" or "trade secret" shall be presumed to be Confidential Information. The term "Confidential Information" as used herein shall not include any information which (a) is in the public domain at the time of disclosure or becomes part of the public domain through no fault or act of the receiving party; (b) is obtained by the receiving party from a third party under no duty of nondisclosure; (c) is independently developed or derived by the receiving party prior to its disclosure by the disclosing party, as shown by the receiving party's books and records; or (d) is required to be disclosed pursuant to law, regulation or court order. A party required by law, regulation or court order to disclose the other party's Confidential Information shall use its best efforts to afford the other party a reasonable opportunity to challenge such requirement and/or to obtain any protective order as may be available to limit or control the disclosure.

         8.3 NONUSE AND NONDISCLOSURE. Each party agrees to use the Confidential Information of the other party only to perform its obligations under the terms of this Agreement and for no other purpose. The receiving party agrees to treat as confidential all Confidential Information of the disclosing party made available to receiving party or to any employee, agent or representative of receiving party. The receiving party agrees to use commercially reasonable efforts to protect the Confidential Information of the disclosing party from any unauthorized use of disclosure by it or its employees, agents or representatives and shall at least use the same degree of care to protect the Confidential Information of the disclosing party as the receiving party uses to protect its own confidential information. The receiving party agrees not to, or allow its employees and agents to, copy, disclose to unauthorized parties or use any Confidential Information of the disclosing party for any purpose other than the purposes set forth in this Agreement. The receiving party shall be liable to the disclosing party for any breach of the terms of this Section 8.3 by any of its employees, agents or representatives.

         8.4 NO BROKERS. Except as provided in the next sentence, each of the parties represents and warrants to the other that no broker, finder or agent has acted on its or his behalf in connection with this Agreement or the transactions contemplated thereby. The parties acknowledge that Torchmark has entered into an agreement with James Ullock and VCBM Ltd. pursuant to which Torchmark is obligated to pay to each of Ullock and VCBM Ltd. a fee consisting of 25,000 shares of Dicom Common Stock in connection with the transactions contemplated hereby. Dicom will pay such a fee in restricted shares of Dicom Common Stock directly to James Ullock and VCBM Ltd. upon the Closing Date.

         8.5 FURTHER ASSURANCES AND COOPERATION. Each of the parties agrees that, after the Closing Date, they will execute and deliver such further documents and instruments and take such further action as may be reasonably necessary or proper to fully effectuate this Agreement and the intent hereof.

         8.6 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Nevada, without application of its conflict of laws provisions. The parties hereby irrevocably and unconditionally submit in any legal action or proceeding relating to this Agreement to the non-exclusive general jurisdiction of the courts of the State of Nevada and of the United States located in Clark County, Nevada and, in any such action or proceeding, consent to jurisdiction in such courts and waive any objection to the venue in any such court.

         8.7 CAPTIONS. The captions or headings used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         8.8 PUBLICITY. None of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either of the parties may at any time make announcements that are required by applicable law, regulatory bodies, or stock exchange or stock association rules, so long as the party so required to make the announcement, promptly upon learning of such requirement, notifies the other party of such requirement and discusses with the other party in good faith the exact wording of any such announcement.




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         8.9 NOTICES. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by registered or certified mail, postage prepaid, addressed as follows:

         If to Torchmark, to:         Torchmark Holdings Limited
                                      Box 303
                                      164 Richmond Hills
                                      Providenciales
                                      Turks and Caicos Islands B.W.I.

         With a copy to:              Gary J. Kocher, Esq.
                                      Preston Gates & Ellis LLP
                                      Suite 5000
                                      701 Fifth Avenue
                                      Seattle, Washington 98104
                                      Telephone: (206) 623-7580
                                      Fax: (206) 623-7022

         If to Dicom:                 Dicom Imaging Systems, Inc.
                                      1350 E. Flamingo Road
                                      Suite 847
                                      Las Vegas, NV 89119

         With a copy to:              Jonathan Dariyanani, Esq.
                                      3100 Fulton St., Suite 4
                                      San Francisco, California 94118
                                      Telephone: (415) 668-0371
                                      Fax: (415) 831-2232

                  , or such other address as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telex or mailed.

                  8.10 PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives; provided, that, this Agreement may not be transferred, assigned, pledged or hypothecated by either party without the prior written consent of the other party.

                  8.11 SEVERABILITY. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction or arbitration panel, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

                  8.12 COUNTERPARTS. This Agreement may be executed in more than one counterpart, all of which taken together shall constitute one instrument.

                  8.13 ENTIRE AGREEMENT. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.




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                  8.14 MODIFICATIONS AND WAIVERS. No purported amendment,
modification or waiver of any provision of this Agreement shall be binding unless set forth in a written document signed by all parties (in the case of amendments and modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the circumstance or event specifically referenced in the written waiver document and shall not be deemed a waiver of any other term or provision of this Agreement or of the same circumstance or event upon any recurrence thereof.

9. DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 9. Additional terms may be defined elsewhere in this Agreement.

         9.1 "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

         9.2 "KNOWLEDGE" Defined. Where any representation and warranty contained in this Agreement is expressly qualified by reference to knowledge, information and belief of the parties hereto, the parties confirm that they have made such due and diligent inquiry as to the matters that are the subject of such representations and warranties that shall be reasonable under the circumstances.

         9.3 An "AFFILIATE" of any Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

         9.4 "CONTROL" shall mean, among other things, the power to exercise a controlling influence over the management or policies of a Person, by such means as the ownership of the voting securities of such Person.




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


DICOM IMAGING SYSTEMS, INC.                  TORCHMARK HOLDINGS LIMITED


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By (Sign)                                    By (Sign)


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Name (Print)                                 Name (Print)


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Title                                        Title


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Date                                         Date










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